Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN STRATEGIC INVESTMENT CO. ANNOUNCES RELEASE DATE

FOR THIRD QUARTER 2026 RESULTS

NEW YORK – November 3, 2026 - American Strategic Investment Co. (NYSE: NYC) (“ASIC” or the “Company”) announced today it will release its financial results as of, and for the third quarter ended September 30, 2026, on Friday November 13, 2026, before the New York Stock Exchange open. The Company will not host a webcast and conference call.

About the Company

American Strategic Investment Co. owns a portfolio of commercial real estate. Additional information about ASIC can be found on its website at http://www.americanstrategicinvestment.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements, including, without limitation, statements regarding the Company's ability to return to compliance with the New York Stock Exchange's ("NYSE") continued listing standards. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include (a) the anticipated benefits of the Company’s election to terminate its status as a real estate investment trust, (b) whether the Company will be able to successfully acquire new assets or businesses, (c) the potential adverse effects of the geopolitical instability due to the ongoing military conflicts between Russia and Ukraine, Israel and Hamas, and the U.S. and Israel against Iran, including related sanctions and other penalties imposed by the U.S. and European Union, and the related impact on the Company, the Company’s tenants, and the global economy and financial markets, (d) inflationary conditions and higher interest rate environment, (e) economic uncertainties about the ultimate impact of tariffs imposed by, or imposed on, the United States and its trading relationships and (f) that any potential future acquisition or disposition is subject to market conditions and capital availability and may not be completed on favorable terms, or at all, as well as those risks and uncertainties set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed on April 15, 2026 with the United States Securities and Exchange Commission (“SEC”) and all other filings with the SEC after that date, including but not limited to the subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent report. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.

Contacts:

Investor Relations

info@ar-global.com

(866) 902-0063